EXHIBIT 12.2
Certification

I, Victor Vial, certify that:

1.    I have reviewed this annual report on Form 20-F/A of Copa Holdings, S.A.;

2.    Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: December 21, 2011
	By:	/s/ Victor Vial
		Name:	Victor Vial
		Title:	Chief Financial Officer